UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 3, 2012

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Mintflower Place, 4th floor		HM 08
8 Par-La-Ville Rd, Hamilton, Bermuda
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On July 3, 2012, Central European Media Enterprises Ltd. (the “Company”) issued 874,819 shares of its Class A common stock, par value $0.08 per share, at a price of $7.51 per share, and a single share of Series A Convertible Preferred Stock of the Company, par value $0.08 per share (the “Preferred Share”) (collectively, the “TW Shares”), to Time Warner Media Holdings B.V. (“TW Investor”), on July 3, 2012, for aggregate consideration of approximately $90.8 million (collectively, the “Equity Subscriptions”), each pursuant to the Subscription and Equity Commitment Agreement dated April 30, 2012, between the Company and TW Investor (the “Equity Commitment Agreement”).  The consideration for the Equity Subscriptions has been applied to repay in full the remaining loan outstanding under the Term Loan Facilities Credit Agreement between the Company and Time Warner Inc. dated April 30, 2012 (the “TW Credit Agreement”).  The Equity Commitment Agreement and the TW Credit Agreement were previously described in Item 1.01 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 30, 2012.

In consummating the Equity Subscriptions, the Company relied on an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, based on (i) representations to the Company made by TW Investor that it was an accredited investor and that the TW Shares were being acquired for investment and (ii) the fact that TW Investor was the only person offered the TW Shares.

The Preferred Share is convertible into 11,211,449 shares of Class A common stock on the date that is 61 days after the date on which the number of outstanding shares of Class A common stock owned by the TW Investor, when aggregated with any outstanding shares of Class A common stock held by any group (as this term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that includes the TW Investor and any of its affiliates, would not result in the TW Investor being a beneficial owner (as this term is used in Section 13(d)(3) of the Exchange Act) of more than 49.9% of the outstanding shares of Class A common stock of the Company.  The Preferred Share has such other rights, powers and preferences, including potential adjustments to the number of Class A common stock to be issued, as are set forth in the Certificate of Designation of the Preferred Share, a copy of which is filed as Exhibit 4.1 hereto and is incorporated by reference herein.

As a result of the Equity Subscriptions, TW Investor will own 42.6% of the outstanding shares of Class A common stock and have a 49.9% economic interest in the Company. The TW Shares are subject to an Irrevocable Voting Deed and Corporate Representative Appointment among TW Investor, RSL Savannah, LLC, Ronald S. Lauder and the Company, dated May 18, 2009.

The foregoing description of the Certificate of Designation is a summary only, does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

4.1	Certificate of Designation of the Series A Convertible Preferred Stock of Central European Media Enterprises Ltd., dated July 2, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
Date: July 3, 2012

/s/ David Sach
David Sach
Chief Financial Officer